Exhibit (h)(3)

TRANSFER AGENCY AGREEMENT

AMENDED FEE SCHEDULE

                    THIS AMENDMENT is made as of July 1, 2010 to the Transfer Agency Agreement dated February 1, 1988, as amended (the “Agreement”), by and between Transamerica Funds (the “Trust”) and Transamerica Fund Services, Inc. (“TFS” or the “Transfer Agent”).

WHEREAS, Section 5(b) of the Agreement provides that the agreed upon compensation may be changed from time to time by the parties by attaching an amended Fee Schedule;

WHEREAS, the Board of Trustees of the Trust approved the following fees at its meetings held on June 10, 2010;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth hereto, the parties agree as follows:

For its services as Transfer Agent, TFS shall receive fees from the Trust on behalf of each of its series (or class thereof) (the “Funds”) as follows:

Class A, B, C, R, T1
Open Account	$21.00
Closed Account	$1.50

Class I2
Open Direct Account	$21.00
Open Networked Account	$8.00
Closed Account	$1.50
Omnibus Service Fee	$35,000
Sub-Transfer Agent and Omnibus Intermediary Fees	10 bps

Class I2
Open Account	0.75 bps
Closed Account	N/A

Class P3
Open Direct Account	$21.00
Closed Account	$1.50

[1]	Applicable out-of pocket expenses, including, but not limited to, Quarterly Shareholder Statements and Postage, will be charged directly to the Funds.

[2]

Applicable out-of pocket expenses, including, but not limited to, Quarterly Shareholder Statements and Postage, Shareholder Confirmations, Information Storage, 12b-1 Billing, Networking, Vision, and Fan Mail, will be charged directly to the Funds.

[3]

Applicable out-of pocket expenses, including, but not limited to, Quarterly Shareholder Statements and Postage, 12b-1 Billing, Vision, Fan Mail, and Representative Confirmations and Statements, will be charged directly to the Funds.

TRANSAMERICA FUNDS	TRANSAMERICA FUND SERVICES, INC.

/s/ Christopher A. Staples	/s/ Brenda L. Smith

Christopher A. Staples	Brenda L. Smith
Vice President	Senior Vice President